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Mr. John R. Williams                            February 8, 199x





          Supplementary Report of Independent Auditors


Shareholders and Board of Directors
Duff & Phelps Utilities Tax-Free Income Inc.


In planning and performing our audit of the financial statements of Duff & Phelps Utilities
Tax-Free  Income Inc. for the year  ended  October
31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of N-SAR, not to provide assurance on the internal control structure.

The management of Duff & Phelps Utilities Tax-Free
Income  Inc.  is responsible for establishing  and
maintaining  an  internal control  structure.   In
fulfilling  this  responsibility,  estimates   and
judgments by management are required to assess the
expected  benefits and related costs  of  internal
control structure policies and procedures.  Two of
the  objectives  of an internal control  structure
are to provide management with reasonable, but not
absolute,  assurance that assets  are  safeguarded
against  loss from unauthorized use or disposition
and  that  transactions are executed in accordance
with   management's  authorization  and   recorded
properly   to  permit  preparation  of   financial
statements in conformity with generally accepted accounting principles.

Our   consideration   of  the   internal   control
structure  would  not  necessarily  disclose   all
matters  in  the  internal control structure  that
might   be  material  weaknesses  under  standards
established by the American Institute of Certified
Public  Accountants.   A material  weakness  is  a
condition in which the design or operation of  the
specific internal control structure elements  does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would  be
material  in relation to the financial  statements
being audited may occur and not be detected within
a  timely period by employees in the normal course
of  performing their assigned functions.  However,
we noted no matters involving the internal control
structure,  including procedures for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses as defined above as of October 31, 1996.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


Chicago, Illinois
November 22, 1996